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                                                                    Exhibit 23.5


              Consent of Lerner David Littenberg Krumholz & Mentlik


              We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of EMCORE Corporation for the offering of shares of common stock by EMCORE Corporation and certain selling shareholders.

                                 Lerner David Littenberg Krumholz & Mentlik, LLP




June 8, 1999
Westfield, New Jersey